UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2009

BRUKER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01   Other Events.

On September 22, 2009, Bruker Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Marc M. Laukien and Isolde Laukien-Kleiner (together, the “Selling Stockholders”) and Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as underwriters (the “Underwriters”), in connection with the offering of 13,000,000 shares of the Company’s common stock by the Selling Stockholders, at a public offering price of $9.85 per share. Under the terms of the Underwriting Agreement, the Underwriters also have a 30-day option to purchase up to an additional 1,950,000 shares of common stock to cover over-allotments, if any. The Company will not receive any proceeds from the offering.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-159982) and a prospectus supplement.  The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: September 23, 2009	By:	/s/ Frank H. Laukien
Frank H. Laukien, Ph.D.
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 22, 2009